EXHIBIT 4.54

CONFIDENTIAL                           Offeree No.:
                                       Name:

SUBSCRIPTION BOOKLET

THE RICEX COMPANY

               $6,000,000 worth of Units, each Unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock

                                 Offering Price

                                  $.75 per Unit

                           SUBSCRIPTION INSTRUCTIONS

         This booklet of subscription documents relates to the private offering (the "Offering") of up to $6,000,000 worth of units (the "Units"), each Unit consisting of (i) one share (a "Share") of the Common Stock of The RiceX Company, a Delaware corporation (the "Company"), and (ii) a warrant (a "Warrant") to purchase one share (a "Warrant Share") of the Company's Common Stock at an exercise price for the first year of $1.00, for the second year of $1.25 and for the third year of $1.50. Delivery of this booklet to anyone other than the person named on the front cover is unauthorized, and any reproduction or circulation of this booklet, in whole or in part, is prohibited.

                  In order to subscribe for the Units, a subscriber must complete and execute the subscription documents contained in this booklet in accordance with the instructions set forth herein. This entire booklet, together with the appropriate payment, should then be returned to:

                                The RiceX Company
                            1241 Hawk's Flight Court
                            El Dorado Hills, CA 95762
                             Attention: Todd C. Crow

                         Checks must be made payable to:
                               "The RiceX Company"

         Please be sure that your name appears in exactly the same way in each place where it is inserted in each of the documents attached hereto and in each place where your signature is required on such documents.

         NO SUBSCRIPTIONS WILL BE ACCEPTED THAT DO NOT INCLUDE (a) A COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT (INCLUDED IN THIS BOOKLET), (b) A COMPLETED AND EXECUTED INVESTOR STATUS QUESTIONNAIRE (INCLUDED IN THIS BOOKLET), (c) A COMPLETED AND EXECUTED REGISTRATION RIGHTS AGREEMENT (INCLUDED IN THIS BOOKLET), AND (d) PAYMENT FOR THE UNITS TO BE PURCHASED. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION IF IT BELIEVES THE SUBSCRIBER DOES NOT MEET THE QUALIFICATIONS TO INVEST IN THE UNITS OR FOR ANY OTHER REASON.

         Stock certificates and a copy of the Subscription Agreement executed by the Company will be delivered to subscribers as soon as practicable after acceptance of such subscriber's investment.

         All proceeds received by the Company from the subscribers for the Units offered hereby will be deposited in a special non-interest bearing bank account. The Company, in its sole discretion, will hold closings from time to time ("Closing Date") and all the funds (regardless of the amount) held in the special account as of the Closing Date will be turned over to the Company on such Closing Date. In such event, the Company may continue to seek additional funds by offering up to a maximum of $6,000,000 worth of Units. THERE IS NO MINIMUM NUMBER OF SUBSCRIPTIONS REQUIRED BEFORE CLOSING.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION DOCUMENTS

YOU must complete and sip the Subscription Agreement, the Investor Status Questionnaire and the Registration Rights Agreement.

Investor Status Questionnaire          Read carefully and complete each section of the
                                       questionnaire.
                                       Each co-subscriber (other than a spouse) must complete a
                                       separate questionnaire.
                                       Corporations, partnerships and trusts must also furnish
                                       recent financial statements, and must attach complete and
                                       unabridged appropriate authorizing instruments (corporate
                                       resolutions, certificate of incorporation and by-laws,
                                       partnership agreement or trust instrument).
                                       Complete and sign the last page of the Investor Status
                                       Questionnaire. (The name and the signature on the Investor
                                       Status Questionnaire must match exactly.)

Subscription Agreement                 Be sure to read the entire agreement carefully.

If you desire to subscribe, complete and sign the appropriate page of the Subscription Agreement. (Your name must appear exactly the same throughout the Subscription Agreement and the Investor Status Questionnaire.)

Registration Rights Agreement          Upon the request of the holders thereof, the Company has
                                       agreed to include the Shares and the Warrant Shares
                                       offered hereby in each registration statement filed by the
                                       Company until a registration statement covering such
                                       shares is declared effective by the SEC ("Registration
                                       Statement"); provided, however, that in the event of an
                                       underwritten public offering the number of Shares and
                                       Warrant Shares included in the Registration Statement may
                                       be reduced or eliminated in the discretion of the managing underwriter in such offering. In addition, the Company has agreed to use its best efforts to cause any effective
                                       registration statement to remain in effect until the earlier of
                                       (i) the date that all of the Shares and Warrant Shares
                                       offered hereby included in the Registration Statement have been sold pursuant thereto and (ii) the date the holders
                                       thereof receive an opinion of counsel that all of the Shares and Warrant Shares may be freely traded without
                                       registration under the Act.
                                             ii

The Company shall bear all fees and expenses incurred in the preparation and filing of the Registration Statement, except fees and expenses of holders' individual advisors and underwriting discounts attributable to such holders' Shares and Warrant Shares, if any.

In the event of a registered public offering of the shares of Common Stock of the Company, the holders of the Shares and the Warrant Shares will not be able to sell or otherwise transfer such shares within the 180-day period following the effective date of the Registration Statement relating to such offering.

Payment                                by Check Payment of the purchase
                                       price for the Units subscribed for
                                       may be made by check payable to
                                       "The RiceX Company" and submitted
                                       to the address set forth below.
Submission of Documents                This entire booklet should be returned to:

                                       The RiceX Company.
1241 Hawk's Flight Court
El Dorado Hills, CA 95762
Attention: Todd C. Crow

                             SUBSCRIPTION AGREEMENT
                                THE RICEX COMPANY

THIS AGREEMENT IS BEING ENTERED INTO IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), INCLUDING BUT NOT LIMITED TO THOSE SET FORTH IN REGULATION D PROMULGATED THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES LAW ADMINISTRATOR, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES LAW ADMINISTRATOR PASSED ON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

A PURCHASER OF THE UNITS, EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK (A "SHARE") OF THE COMPANY AND A WARRANT (A "WARRANT") TO PURCHASE ONE SHARE OF COMMON STOCK (A "WARRANT SHARE") OF THE COMPANY, OFFERED HEREBY (THE "UNITS") MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE UNITS, THE SHARES, THE WARRANT SHARES AND THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND, THEREFORE, CANNOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE' SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE ISSUER IS UNDER NO OBLIGATION TO REGISTER THE UNITS, THE SHARES, THE WARRANT SHARES OR THE WARRANTS OFFERED HEREBY UNDER THE SECURITIES ACT, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

THE UNITS OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM QUALIFICATION IS AVAILABLE.

EACH PROSPECTIVE PURCHASER MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE SECURITIES AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE SECURITIES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR RESALES, AND THE COMPANY SHALL NOT HAVE ANY RESPONSIBILITY THEREFOR.

THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of the date the subscription evidenced hereby is accepted by and between The RiceX Company, a Delaware corporation (the "Company"), and the undersigned (the "Purchaser," who together with such other persons who enter into an agreement in the form hereof shall be referred collectively herein as the "Purchasers").

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.        PURCHASE OF UNITS.

1.1 PURCHASE OF UNITS. The Subscriber hereby offers to purchase and subscribe for the number of Units determined by dividing the Subscription Amount set forth on the signature page of this Agreement (the "Subscription Amount") by $.75 (the "Offering Price"). Payment shall be made by delivering the Subscription Amount in cash, check, money order or cashier's check made payable to "The RiceX Company" in United States dollars, along with this Agreement and all other documents referenced herein, to the Company.

2.        CLOSING.

2.1 CLOSING DATE. The Closing shall occur within 5 business days of the receipt by the Company of a fully executed Subscription Booklet (including the Subscription Agreement, Investor Status Questionnaire and Registration Rights Agreement) from the Subscriber and payment for the Units has been received (the "Closing Date").

2.2 ISSUANCE OF UNITS. Subject to the terms and conditions hereof, on the Closing Date applicable to the Purchaser, against the Purchaser's payment to the Company of the Subscription Amount, the Company shall issue to the Purchaser (i) the number of shares of the Company's Common Stock as determined by dividing the Subscription Amount by the Offering Price (the "Shares") and (ii) a warrant to purchase the number of shares of Common Stock equal to the number of Shares determined under Section 2.2(i) above at an exercise price for the first year at $ 1.00 per share, for the second year at $1.25 per share and for the third year at $1.50 per share (the "Warrant"). No fractional shares will be issued.

2.3 DELIVERY. As soon as practicable after the Closing Date applicable to the Units acquired by the Purchaser, the Company will deliver to the Purchaser certificates representing such Shares and the Warrant, which certificates shall be issued in the Purchaser's name as set forth on the signature page of this Agreement.

3.        MECHANICS OF INVESTMENT.

3.1 SUBSCRIPTION. The Purchaser shall subscribe for the Units by (i) indicating on the signature page hereof the amount Purchaser desires to invest, which amount must be at least $25,000 (unless waived by the Company),
(ii) executing this Agreement and fully completing and executing the Investor Status Questionnaire attached hereto as EXHIBIT A (the "Questionnaire"),
(iii) executing the Registration Rights Agreement attached hereto as EXHIBIT B

(the "Registration Rights Agreement") and (iv) sending such documents along with a check in an amount equal to the Subscription Amount payable to "The RiceX Company" to:

                                The RiceX Company

1241 Hawk's Flight Court
El Dorado Hills, CA 95762
Attention: Todd C. Crow

3.2 COMPANY ACCEPTANCE. The issuance of a certificate representing the Shares and the Warrant acquired by the Purchaser shall constitute the Company's acceptance of the Purchaser's investment. No subscriptions will be accepted that do not include (a) a completed and executed Subscription Agreement, (b) a completed and executed Questionnaire, (c) a completed and executed Registration Rights Agreement and (d) payment of the Subscription Amount by cash, check, money order or cashier's check. The Company reserves the right, in its sole discretion, to reject any subscription if it believes the subscriber does not meet the qualifications to invest in the Units or for any other reason. The Company, in its sole and complete discretion, may accept a subscription at any time prior to the closing of this Offering.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that:

4.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted as provided in the Confidential Term Sheet, a copy of which has been provided to each Purchaser.

4.2 CORPORATE POWER. The Company will have at the Closing Date all requisite legal and corporate power and authority to enter into this Agreement, to sell and issue the Units as provided herein and to carry out and perform its obligations under the terms of this Agreement.

4.3 SUBSIDIARIES. The Company owns Food Extrusion Montana, Inc., a Montana corporation, as a wholly owned subsidiary of the Company. The Company does not own or control, directly or indirectly, any other interest or investment in any other corporation, association, partnership or other business entity.

4.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the authorization, sale, issuance and delivery of the Units pursuant hereto and the performance of all of the Company's obligations under this Agreement has been taken or will be taken at or prior to the Closing Date. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and the availability of equitable remedies may be limited by applicable law. The Shares and the Warrants comprising the Units, when issued in accordance with the provisions of this Agreement and the Confidential Term Sheet, will be validly issued, fully paid and non-assessable.

4.5 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Units for the purposes described in the Confidential Term Sheet.

4.6 OFFERING. Subject to the accuracy of the Purchasers' representations in Section 5 hereof, the offer, sale and issuance of the Units constitute transactions exempt from the registration requirements of the Securities Act.

4.7 BROKERS OR FINDERS; OTHER OFFERS. Except as described on the Confidential Term Sheet, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each Purchaser hereby represents and warrants to the Company as follows:

5.1 AUTHORITY. If the Purchaser is not a natural person, the Purchaser is a corporation, partnership, limited liability company, trust or other organization (as indicated by its signature to this Agreement) and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has now, and will have at the applicable Closing Date, all requisite legal and (if applicable) corporate, partnership or other power to enter into this Agreement, to purchase the Units hereunder and to perform its obligations under the terms of this Agreement.

5.2 AUTHORIZATION. ALL corporate, partnership or other action on the part of the Purchaser necessary for the purchase of the Units and the performance of Purchaser's obligations hereunder has been taken or will be taken prior to the applicable Closing Date. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies.

5.3 INVESTMENT REPRESENTATIONS. This Agreement is made with the Purchaser in reliance on the following specific representations to the Company that:

(a) The Units purchased hereunder will be acquired for the Purchaser's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. If the Purchaser is not a natural person, the Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

(b) The Purchaser understands that the purchase of the Units represents a speculative investment, and the Purchaser is able, without impairing his, her or its financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of the Purchaser's investment. The Purchaser is aware of and has investigated the Company's business, management and financial condition, has had the opportunity to inspect the Company's facilities and has had access to such other information about the Company as such Purchaser has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Units.

(c) The Purchaser understands that the Units will not be registered under the Securities Act by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Company on such exemptions is predicated upon, among other things, the bona fide nature of such Purchaser's investment intent as expressed herein.

(d) Purchaser is experienced in evaluating and investing in securities of companies in the development stage and has made investments in securities other than those of the Company. Purchaser acknowledges that by reason of his or its business or financial experience, he, she or it has the ability to bear the economic risk of his, her or its investment pursuant to this Agreement.

5.4 RULE 144. The Purchaser understands that the Units, the Shares and the Warrant may be restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that such securities are not registered under the Securities Act, that the Purchaser may be required to hold such securities indefinitely unless they are subsequently registered or an exemption from such registration is available; that, in any event, if such securities are restricted securities, the exemption from registration under Rule 144 would not be available for at least one year, and even then, if the Purchaser is an affiliate of the Company or has held the Units, the Shares and the Warrant for less than two years, such exemption will not be available unless: (i) a public trading market then exists for the Units, the Shares and the Warrant; (ii) adequate information concerning the Company is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with, including, among other things, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker" and the number of such shares sold in any three-month period not exceeding specified limitations.

5.5 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

5.6 BROKERS OR FINDERS. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

5.7 TAX LIABILITY. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.8 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501 of Regulation D and, by reason of Purchaser's business or financial experience or the business or financial experience of the Purchaser's professional advisors, has the capacity to protect its own interest in connection with this Offering.

6.        CONDITIONS TO CLOSING.

6.1 CONDITIONS TO PURCHASERS' OBLIGATIONS. The obligation of each Purchaser to purchase the Units on the applicable Closing Date is subject to the fulfillment on or prior to such Closing Date of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the applicable Closing Date and all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

(b) QUALIFICATIONS. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Units under this Agreement shall have been duly obtained and effective, or will be obtained or made in a timely manner so as to comply with the requirements of such governmental authority,

6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell and issue the Units on the applicable Closing Date is subject to the fulfillment on or prior to such Closing Date of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Purchaser in Section 5 hereof shall be true and correct as of the applicable Closing Date and the Purchaser shall have performed all obligations and conditions herein required to be performed by it on or prior to the applicable Closing Date.

(b) QUALIFICATIONS. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Units under this Agreement shall have been duly obtained and effective, or will be obtained or made in a timely manner so as to comply with the requirements of such governmental authority.

(c) PAYMENT OF THE SUBSCRIPTION AMOUNT. Each Purchaser shall have tendered payment of the Subscription Amount in accordance with Section 3.1 hereof.

(d) REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have executed and delivered to the Company the Registration Rights Agreement.

7.        LEGENDS.

7.1 SECURITIES ACT LEGEND. Each certificate representing the Shares and the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS (THE "LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE SECURITIES ACT AND THE QUALIFICATION OF THE SECURITIES UNDER THE LAWS, UNLESS THE COMPANY AND ITS COUNSEL ARE SATISFIED THAT SUCH REGISTRATION AND QUALIFICATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION.

Such legend shall be removed by the Company upon delivery to it of an opinion of counsel satisfactory to the Company in form and substance satisfactory to the Company, that a registration statement under the Securities Act and qualification under applicable state securities laws is at the time in effect with respect to the legended security or that such security can be freely transferred without such registration and qualification.

7.2 STATE SECURITIES LAWS LEGENDS. Any certificate representing the Shares and the Warrant shall also be endorsed with any legend or legends required by the securities laws of the jurisdictions of the residence of the Purchaser.

7.3 RESTRICTIONS ON TRANSFER. The Shares and the Warrant may not be transferred unless and until one of the following events shall have occurred:

(a) the Company shall have received a statement of the circumstances surrounding the transfer and, if reasonably requested by the Company, an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel, stating that the transfer is exempt from registration under the Securities Act as then in effect, and the rules and regulations promulgated by the SEC thereunder; or

(b) the Shares and the Warrant are transferred pursuant to an effective registration statement under the Securities Act.

The restrictions on transfer imposed by this Section 7.3 shall cease and terminate as to the Shares and the Warrant or any portion thereof when (i) such Shares and the Warrant shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) the Company is provided with an acceptable opinion of counsel as described in subparagraph (a) above to the effect that all future transfers of such Shares and the Warrant by the transferor or the contemplated transferee would be exempt from registration under the Securities Act.

8.        RIGHT OF FIRST REFUSAL, TRANSFER RESTRICTION.

8.1 RIGHT OF FIRST REFUSAL. Should the Purchaser wish to transfer any of the Shares and/or the Warrant owned by him, or any interest in such Shares or Warrant, the Purchaser shall first deliver a written notice (the "Transfer Notice") to the Company (the "Right of First Refusal"). The Transfer Notice must specify: (i) that Purchaser has a bona fide intention to sell or transfer such Shares and/or the Warrant or an interest therein; (ii) the name and address of the person or firm to whom the Purchaser intends to transfer the Shares and/or the Warrant or an interest therein; (iii) the number of Shares or the Warrant, or interest therein, proposed to be sold or transferred (the "Designated Securities"); (iv) the price or amount to be paid for the proposed transfer (including the amount of any debt to be paid, canceled or forgiven upon foreclosure of a security interest in the Designated Securities or upon any other transfer to Purchaser's creditors); and (v) all other material terms and conditions of the proposed transfer.

8.2 DEFINITION OF "TRANSFER". As used herein, the term "transfer" means any sale, assignment, gift, hypothecation, alienation or other disposition (including any involuntary transfer of the Shares (or part of them) or the Warrant (or part of it) to a creditor) to any individual, entity, government, government agency, political subdivision or unincorporated association.

8.3 ELECTION TO PURCHASE. Within fifteen (15) days after receipt of the Transfer Notice, the Company may elect to purchase the Designated Securities to which the Transfer Notice refers at the price specified in the Transfer Notice. If no price is specified in the Transfer Notice, the purchase price shall be the fair value of the Designated Securities, as determined in good faith by the Board of Directors of the Company. Such Right of First Refusal shall be exercised by delivery to the Purchaser of a written election to exercise such Right of First Refusal, specifying the number of Designated Securities to be purchased. In the event the election to purchase does not cover all of the Designated Securities specified in the Transfer Notice, the selling shareholder may treat the Right of First Refusal as being rejected in its entirety or may elect to sell the Designated Securities to the Company.

8.4 CLOSING FOR PURCHASE. In the event the Company elects to acquire Designated Securities of the Purchaser as specified above, the Company shall so notify the Purchaser within the period set forth above and settlement thereof shall be made in cash within forty-five (45) days after receipt of the Transfer Notice, provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company shall pay for said Designated Securities on the same terms and conditions set forth in the Transfer Notice.

8.5 TRANSFER FREE OF RIGHT OF FIRST REFUSAL. If the Designated Securities referred to in the Transfer Notice are not purchased as aforesaid, Purchaser, within a period of ninety (90) days from the date of delivery of the Transfer Notice, may sell any of said Designated Securities to any person named in the Transfer Notice at the price and on the terms specified in the Transfer Notice, or at a higher price or on terms more favorable to the Purchaser, provided that such sale or transfer is consummated within ninety
(90) days following the date of delivery of the Transfer Notice to the Company as set forth above and, provided further, that such sale is in accordance with all the terms and conditions hereof. The transferee will hold all Designated Securities transferred hereunder subject to the provisions of this Agreement. No transfer of the Designated

Securities shall be made after the end of such ninety (90) day period, nor shall any change in the terms of the transfer be permitted, without delivery by the Purchaser to the Company of a new Transfer Notice in compliance with the requirements of this Section 8.

8.6 GIFTS OF SHARES. Notwithstanding any other term of this Section 8, Purchaser may make a gift of all or part of the Designated Securities or any interest therein to any of his parents, spouse or issue, or to a trust for his or their exclusive benefit. The donee or donees shall hold such securities subject to all provisions of this Agreement.

8.7 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal shall terminate:

(a) The effective date of a registration statement filed by the Company under the Securities Act with respect to an underwritten public offering of Common Stock of the Company; or

(b) At such time as the Company's Common Stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934); or

(c) If the corporation dissolves, or if more than fifty percent (50%) of the outstanding shares of the corporation's capital stock entitled to vote are sold, redeemed or exchanged in any (i) merger, consolidation, or reorganization involving the corporation and one or more unaffiliated corporations, (ii) exchange of capital stock of the Company for stock of any unaffiliated corporation, provided that the security holders of the Company receive in exchange for the Company's capital stock securities that are listed on a national securities exchange, or (iii) sale of all or substantially all of the assets of the Company to an unaffiliated corporation. For purposes of this subsection, an "unaffiliated corporation" means any corporation that is not controlled by or under common control with, directly or indirectly, the Company or any or all of its shareholders.

9.        MISCELLANEOUS.

9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California without application of principles of conflicts of laws.

9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.4       ENTIRE AGREEMENT AMENDMENT.

(a) This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any provision of this Agreement may be amended and may be waived (either generally or in a particular instance and either retroactively or prospectively) only

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

with the written consent of the Company and Purchasers holding in excess of fifty percent (50%) of the total number of Shares issued pursuant to this Offering.

(b) Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company; provided, however, that no condition to closing may be waived with respect to any Purchaser who does not consent thereto.

9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) delivered personally or by facsimile, (ii) transmitted by first-class mail, postage prepaid, or airmail, postage prepaid, in the event of mailing for delivery outside of the country in which mailed, (iii) transmitted by an overnight courier of recognized reputation or of recognized international reputation in the event of an international delivery, or (iv) transmitted by telecopier (with confirmation by airmail or courier), addressed (a) if to a Purchaser, at such Purchaser's address as set forth in the Investor Status Questionnaire attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the signature page of this Agreement, or at such other address as the Company shall have furnished to each such holder in writing. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (A) the date of receipt if delivered personally or by facsimile, (B) the date seven (7) days after posting if transmitted by mail, (C) the date three (3) days after delivery to the courier if sent by recognized or internationally recognized courier service, or (D) the date on which written confirmation would be deemed to have been given as provided above, whether by mail or by courier, as applicable, if transmitted by telecopier, whichever shall first occur.

9.6 SEPARABILITY OF AGREEMENTS, SEVERABILITY. Unless otherwise expressly provided herein, the rights of the Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of any part of this Agreement, whether arising by reason of the law of the Purchaser's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Purchaser or Purchasers. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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

9.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreements.

9.10 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                         [SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first written above.

SIGNATURE OF INDIVIDUAL PURCHASERS:

I

Signature                              Signature (if jointly held)

Print Name                             Print Name

Executed at:

Date:

Professional Adviser(s)/Purchaser Representative(s) (if applicable)

Signature

Print Name

Executed at:

Date:

SUBSCRIPTION AMOUNT: $

SIGNATURE OF PURCHASERS WHO ARE CORPORATIONS, TRUSTS, LIMITED LIABILITY COMPANIES OR PARTNERSHIPS:

Name of entity (please print or type)

I

Signatures) of authorized officer, trustee, manager or general partner(s)

Title(s) of authorized officer, trustee, manager or general partner(s)

Executed at:                                                       Date:
                            City, State

SUBSCRIPTION AMOUNT:$

SIGNATURE OF THE COMPANY:

The foregoing subscription is hereby accepted by:

The RiceX Company
1241 Hawk's Flight Court
El Dorado Hills, CA 95762

By:

Todd C. Crow, Principal Financial Officer and Secretary

Executed at:                                                    Date:
                           City, State

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